UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MARKWEST ENERGY PARTNERS, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	27-0005456
(State of incorporation or organization)	(IRS Employer Identification No.)

1515 Arapahoe Street, Tower 2, Suite 700
Denver, CO 80202
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common units representing limited partner interests	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-138747 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby are the common units representing limited partnership interests (the “Common Units”) of MarkWest Energy Partners, L.P., a Delaware limited partnership (the “Company”).

A description of the Company’s Common Units will be set forth under the captions “Cash Distribution Policy,” “Description of the Common Units,” “The Partnership Agreement” and “Tax Considerations” in the prospectus filed by the Company on January 30, 2007 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Company’s Registration Statement on Form S-1 (Registration No. 333-133439), initially filed with the Securities and Exchange Commission on April 20, 2006.  Such prospectus shall be deemed to be incorporated herein by reference.  The description contained in such prospectus does not give effect to a two-for-one split of the Common Units which occurred effective February 28, 2007.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1

Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-133439), initially filed with the Securities and Exchange Commission on April 20, 2006 (incorporated herein by reference).

2

Certificate of Limited Partnership of the Company (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-81780) filed with the Securities and Exchange Commission on January 31, 2002).

3

Second Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on January 31, 2007).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.

By:	MARKWEST ENERGY GP, L.L.C.,
its General Partner

	By:	/s/ Nancy K. Buese
Nancy K. Buese
Senior Vice President and Chief Financial Officer

Date:  April 24, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
1

Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-133439), initially filed with the Securities and Exchange Commission on April 20, 2007 (incorporated herein by reference).

2

Certificate of Limited Partnership of the Company (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-81780) filed with the Securities and Exchange Commission on January 31, 2002).

3

Second Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K, filed with the Securities and Exchange Commission on January 31, 2007).